EXHIBIT 5.1

February 14, 2017

Corium International, Inc.

235 Constitution Drive

Menlo Park, California  94025

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Corium International, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 14, 2017 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,169,863 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise or settlement of (a) awards to be granted under the Company’s 2014 Equity Incentive Plan and (b) purchase rights to be granted under the Company’s 2014 Employee Stock Purchase Plan.  The plans referred to in clauses (a) and (b) in the preceding sentence are collectively referred to in this letter as the “Plans.”

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference), and capitalized terms used but not defined in this letter have the meanings given to such terms on Exhibit A hereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

The Company’s capital stock is uncertificated.  We assume that issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares have been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Shares to the purchasers of such Shares on the Company’s record of uncertificated securities.

February 14, 2017

As to matters of fact relevant to this opinion, we have assumed the current accuracy and completeness of the information obtained from the documents we have examined in connection with this opinion and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate and we have relied upon the Certificate of Good Standing.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.  We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In connection with our opinion, we have assumed that, (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded, and (ii) the absence of any future amendment to the Company’s Certificate of Incorporation that would make the Common Stock assessable.

Based upon the foregoing, it is our opinion that the 1,169,863 Shares of Common Stock that may be issued and sold by the Company upon the exercise or settlement of (a) awards to be granted under the Company’s 2014 Equity Incentive Plan and (b) purchase rights to be granted under the Company’s 2014 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and applicable Plan Agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In rendering the opinion set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

February 14, 2017

This opinion is rendered on, and speaks only as of, the date of this letter first written above and is based solely on our understanding of facts in existence as of such date.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any opinion expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP

Attachment:

Exhibit A: List of Reviewed Documents

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement of Corium International, Inc.

Certain Reviewed Documents

(1)

The Restated Certificate of Incorporation of Corium International, Inc., a Delaware corporation (the “Company”), filed with the Delaware Secretary of State on April 8, 2014 and certified by the Delaware Secretary of State on January 27, 2017 (the “Restated Certificate”);

(2)

The Company’s Restated Bylaws, certified by the Company’s Secretary on February 7, 2017 and which have been certified to us by the Company in the Opinion Certificate to be currently in effect and unmodified as of the date hereof (the “Restated Bylaws”);

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;
(4)	The Plans and related forms of Plan agreements for use thereunder, which are incorporated by reference as exhibits to the Registration Statement (the “Plan Agreements”);
(5)	The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);
(6)

The minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders at which, or pursuant to which, the Board and/or the Company’s stockholders approved (i) the Restated Certificate, (ii) the Restated Bylaws, (iii) the Plans, (iv) the reservation of the Shares for sale and issuance pursuant to the Plans, and (v) the filing of the Registration Statement;

(7)

The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent dated February 10, 2017, verifying the number of the Company’s issued and outstanding shares of capital stock as of February 9, 2017 and a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights of the Company as of February 9, 2017);

(8)	A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated February 14, 2017 (the “Certificate of Good Standing”); and
(9)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).